UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

Current Report

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Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2015

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

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North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On June 23, 2015, the Board of Directors of BB&T Corporation (the “Company”) authorized a new stock repurchase program (the “Program”) to repurchase up to 50 million shares of the Company’s common stock.  Repurchases under the Program may be effected through open market purchases or privately negotiated transactions.  The timing and exact amount of repurchases will be consistent with the Company’s capital plan and subject to various factors, including the Company’s capital position, liquidity, financial performance, alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time.  Shares that are repurchased pursuant to the Program will constitute authorized but unissued shares of the Company and will therefore be available for future issuances.  The Program replaces a stock repurchase plan approved in June 2006, which authorized the Company to repurchase up to 50 million shares of its common stock.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: June 25, 2015